EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 2, 1998 (except with respect to the matters discussed in Note 14 as to which the date is June 18, 1998) included in Aviation Sales Company and subsidiaries' Form 10-K/A for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP

Miami, Florida,
   June 30, 1998.